Exhibit 99.1

Carolina Financial Corporation Reports Results for Third Quarter of 2015

NEWS RELEASE – For Release October 21, 2015, 9:00AM

For More Information, Contact: William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, South Carolina, October 21, 2015 - Carolina Financial Corporation (NASDAQ: CARO), today announced net income for the three and nine months ended September 30, 2015. Net income for the three months ended September 30, 2015 increased approximately 62% to $3.9 million, or $0.40 per diluted share, compared to $2.4 million, or $0.25 per diluted share, for the three months ended September 30, 2014. Net income for the nine months ended September 30, 2015 increased approximately 64% to $10.8 million, or $1.13 per diluted share, compared to net income of $6.6 million, or $0.69 per diluted share, for the nine months ended September 30, 2014.

“We are pleased to report another strong quarter of operating results with an increase in net income of 62% for the third quarter of 2015 compared to the same period of 2014. Our business development efforts and commitment to our local markets continue to drive new banking relationships. As a result, we continue to experience strong loan and deposit growth while maintaining excellent asset quality. In addition, our retail mortgage team as well as Crescent Mortgage Company, our wholesale mortgage company, reported improved results positively impacting our bottom line,” stated Jerry Rexroad, Chief Executive Officer.

Financial Highlights

Carolina Financial Corporation

■	The Company reported net income for the three months ended September 30, 2015 of $3.9 million, or $0.40 per diluted share, as compared to $2.4 million, or $0.25 per diluted share, for the three months ended September 30, 2014. Net income for the nine months ended September 30, 2015 totaled $10.8 million, or $1.13 per diluted share, compared to net income of $6.6 million, or $0.69 per diluted share, for the nine months ended September 30, 2014.
■	The increase in net income from period to period is attributable to the significant growth in loans and securities, increased checking fees, and improved results from the Company’s retail mortgage team as well as significantly improved results from Crescent Mortgage Company.
■	The Company reported book value per common share of $11.01 and $10.02 as of September 30, 2015 and December 31, 2014, respectively. Tangible book value per common share was $10.69 and $9.67 as of September 30, 2015 and December 31, 2014, respectively.
■	At September 30, 2015, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $104.2 million as of September 30, 2015 compared to $93.7 million at December 31, 2014.

CresCom Bank

■	The Bank’s net income (excluding Crescent Mortgage Company) was $2.9 million and $8.1 million for the three and nine months ended September 30, 2015, respectively, compared to net income of $2.0 million and $5.5 million for the three and nine months ended September 30, 2014, respectively.
■	In addition, the following items were included in the Bank’s third quarter 2015 results:
•	The Bank recorded a $1.2 million fair value adjustment loss on interest rate swaps as a result of interest rate movements during the third quarter of 2015. Partially offsetting the loss on interest rate swaps was a $1.0 million gain on sale of securities recognized by the Bank. The Bank uses interest rate swaps to help offset fair value losses on its available for sale investment portfolio due to interest rate changes.
■	No provision for loan loss was recorded during the three and nine months ended September 30, 2015 or 2014. This was primarily due to net recoveries of $854,000 and $814,000 for the nine months ended September 30, 2015 and 2014, respectively.
■	The Bank’s non-performing assets were 0.57% of total assets at September 30, 2015, compared to 0.47% at December 31, 2014.

■	The Bank’s retail mortgage originations held for sale increased by 131.7% to $17.6 million compared to $7.6 million for the three months ended September 30, 2015 and 2014, respectively. Originations for the nine months ended September 30, 2015 and 2014 were $50.4 million and $20.6 million, respectively. As a result of the increased originations, retail mortgage banking income within noninterest income increased to $431,000 and $1.2 million for the three and nine months ended September 30, 2015 compared to $204,000 and $483,000 for the three and nine months ended September 30, 2014. Mortgage banking income consists primarily of gain on sale of loans and related fees.
■	Loans receivable (before allowance for loan losses) grew at an annualized rate of 13.7% to $856.8 million at September 30, 2015 compared to $777.2 million at December 31, 2014. The increase in loans receivable primarily relates to the Bank’s focus on increasing residential mortgage lending, commercial lending, and syndicated loans.
■	The number of checking accounts increased at an annualized rate of 11.3% since December 31, 2014. As of September 30, 2015 and December 31, 2014, core deposits comprised approximately 59.0% and 63.2%, respectively, of total deposits.
■	On August 31, 2015, the Bank opened a new branch operating at 3695 E. North Street, Greenville, South Carolina.

“The opening of our first branch in Greenville, South Carolina is an exciting achievement for the Company. We are pleased with the results to date and look forward to servicing the upstate community from our Greenville branch,” stated Jerry Rexroad, Chief Executive Officer.

Crescent Mortgage Company

■	Net income for Crescent Mortgage Company, a wholly-owned subsidiary of the Bank, was $1.3 million and $3.3 million for the three and nine months ended September 30, 2015, respectively, as compared to net income of $575,000 and $1.6 million for the three and nine months ended September 30, 2014, respectively.
■	The increase in net income of Crescent Mortgage Company is attributable to margin expansion resulting in increased mortgage banking income. Originations for the three months ended September 30, 2015 and 2014 were $261.9 million and $278.7 million, respectively. However, margin increased to 1.65% for the three months ended September 30, 2015 compared to 1.11% for three months ended September 30, 2014. Originations for the nine months ended September 30, 2015 and 2014 were $769.7 million and $715.5 million, an increase of 7.6%. Margin for the nine months ended September 30, 2015 increased to 1.64% compared to 1.21% for the nine months ended September 30, 2014. For the fourth quarter, we expect a decline in mortgage revenues as compared to the third quarter as a result of the seasonally lower volumes.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. As of September 30, 2015, Carolina Financial Corporation had approximately $1.3 billion in total assets and Crescent Mortgage Company originated loans in 45 states and partnered with approximately 2,000 community banks, credit unions and mortgage brokers. In 2014, Carolina Financial was added to the Nasdaq Community Bank Index (ABAQ) by the American Bankers Association. It also ranked #1 on American Banker’s 2015 list of “Top 200 Community Banks and Thrifts as Ranked by Three-Year Average ROE.” During 2014, CresCom Bank completed two branch acquisitions and grew from 11 to 26 branch locations. In addition, in 2014 the Company added loan production offices in Greenville, S.C., and Wilmington, N.C. In August 2015, the Company opened a full service branch in Greenville, SC. To learn more about CresCom Bank, visit www.haveanicebank.com or call 1-855-CRESCOM.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, such as core deposits, tangible book value, and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation table later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; and (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$11,473	10,453
Interest-bearing cash	10,617	10,694
Cash and cash equivalents	22,090	21,147
Securities available-for-sale	313,981	251,717
Securities held-to-maturity	17,112	25,544
Federal Home Loan Bank stock, at cost	7,794	5,405
Other investments	3,281	2,309
Derivative assets	2,812	1,689
Loans held for sale	31,697	40,912
Loans receivable, gross	856,772	777,157
Allowance for loan losses	(9,889)	(9,035)
Loans receivable, net	846,883	768,122

Premises and equipment, net	32,099	31,075
Accrued interest receivable	4,100	3,628
Real estate acquired through foreclosure, net	2,744	3,239
Deferred tax assets, net	4,907	4,715
Mortgage servicing rights	11,079	10,181
Cash value life insurance	21,893	21,532
Core deposit intangible	3,046	3,303
Other assets	4,647	4,499
Total assets	$1,330,165	1,199,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing deposits	$188,191	142,900
Interest-bearing deposits	845,760	821,290
Total deposits	1,033,951	964,190
Short-term borrowed funds	105,000	57,800
Long-term debt	68,465	61,740
Derivative liabilities	2,094	1,036
Drafts outstanding	2,657	3,320
Advances from borrowers for insurance and taxes	1,640	613
Accrued interest payable	304	312
Reserve for mortgage repurchase losses	4,088	4,999
Dividends payable to stockholders	293	243
Accrued expenses and other liabilities	7,433	11,064
Total liabilities	1,225,925	1,105,317
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	98	97
Additional paid-in capital	24,073	23,194
Retained earnings	79,614	69,625
Accumulated other comprehensive income, net of tax	455	784
Total stockholders' equity	104,240	93,700
Total liabilities and stockholders' equity	$1,330,165	1,199,017

CAROLINA FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Nine Month
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
	(In thousands, except share data)
Interest income
Loans	$10,345	7,975	30,273	21,965
Investment securities	2,058	1,465	6,031	4,512
Dividends from FHLB	93	34	238	103
Other interest income	16	22	60	71
Total interest income	12,512	9,496	36,602	26,651
Interest expense
Deposits	1,122	894	3,094	2,607
Short-term borrowed funds	75	30	217	46
Long-term debt	426	514	1,391	1,538
Total interest expense	1,623	1,438	4,702	4,191
Net interest income	10,889	8,058	31,900	22,460
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	10,889	8,058	31,900	22,460
Noninterest income
Mortgage banking income	4,753	3,294	13,874	9,174
Deposit service charges	915	520	2,638	1,468
Net loss on extinguishment of debt	—	(38)	(1,215)	(69)
Net gain on sale of securities	1,017	213	1,459	693
Fair value adjustments on interest rate swaps	(1,246)	(56)	(1,253)	(574)
Net gain on sale of servicing assets	—	—	—	775
Net increase in cash value life insurance	172	178	530	551
Mortgage loan servicing income	1,330	1,262	3,956	3,793
Other	381	134	1,187	514
Total noninterest income	7,322	5,507	21,176	16,325
Noninterest expense
Salaries and employee benefits	7,204	5,865	21,453	16,724
Occupancy and equipment	1,821	1,239	5,332	3,274
Marketing and public relations	378	290	1,147	861
FDIC insurance	190	162	540	425
Provision for mortgage loan repurchase losses	(250)	(250)	(750)	(500)
Legal expense	97	248	347	609
Other real estate expense, net	4	75	114	382
Mortgage subservicing expense	418	360	1,236	1,049
Amortization of mortgage servicing rights	515	431	1,460	1,344
Other	2,004	1,813	6,084	5,163
Total noninterest expense	12,381	10,233	36,963	29,331
Income before income taxes	5,830	3,332	16,113	9,454
Income tax expense	1,949	931	5,302	2,861
Net income	$3,881	2,401	10,811	6,593

Earnings per common share:
Basic	$0.41	0.26	1.15	0.71
Diluted	$0.40	0.25	1.13	0.69
Weighted average common shares outstanding:
Basic	9,463,722	9,344,683	9,421,042	9,335,495
Diluted	9,674,994	9,548,695	9,595,991	9,513,882

CAROLINA FINANCIAL CORPORATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended
Selected Financial Data:	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Selected Average Balances:
Total assets	$1,320,219	1,297,053	1,230,944	1,108,212	1,011,992
Investment securities	312,707	307,450	286,055	264,157	232,719
Loans receivable, net	840,414	813,293	779,661	684,203	633,617
Loans held for sale	43,193	49,087	30,733	35,530	36,598
Deposits	1,027,771	999,489	971,181	833,010	799,979
Stockholders' equity	102,327	97,647	95,354	92,794	90,444

Performance Ratios:
Return on average equity	15.17%	16.05%	12.83%	7.41%	10.59%
Return on average assets	1.18%	1.21%	0.99%	0.62%	0.95%
Average earning assets to average total assets	91.82%	92.18%	91.26%	91.81%	91.66%
Average loans receivable to average deposits	81.77%	81.37%	80.28%	82.14%	79.20%
Average equity to average assets	7.75%	7.53%	7.75%	8.37%	8.94%
Net interest margin-tax equivalent (1)	3.66%	3.80%	3.68%	3.82%	3.53%
Net charge-offs (recovery) to average loans receivable (annualized)	0.06%	(0.31)%	(0.18)%	(0.02)%	(0.15)%
Nonperforming assets to period end loans receivable	0.89%	0.86%	0.74%	0.73%	1.74%
Nonperforming assets to total assets	0.57%	0.55%	0.46%	0.47%	1.10%
Nonperforming loans to total loans	0.57%	0.47%	0.34%	0.31%	1.10%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (2)	1.15%	1.19%	1.17%	1.16%	1.35%
Allowance for loan losses as a percentage
of nonperforming loans	201.98%	252.13%	341.68%	371.20%	123.10%

Nonperforming Assets:
Loans 90 days or more past due and still accruing	$—	—	—	—	—
Nonaccrual loans	4,896	3,973	2,745	2,434	7,234
Total nonperforming loans	4,896	3,973	2,745	2,434	7,234
Real estate acquired through foreclosure, net	2,744	3,271	3,166	3,239	4,236
Total nonperforming assets	$7,640	$7,244	$5,911	$5,673	$11,470

(1) The tax equivalent net interest margin reflects tax-exempt income on a tax-equivalent basis.

(2) Acquired loans represent 8.1%, 8.8%, 9.9%, and 10.3%, of gross loans receivable at September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively. Acquired loans at September 30, 2014 were immaterial.

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months		For the Nine Months		Increase (Decrease)
	Ended September 30,		Ended September 30,		Three	Nine
	2015	2014	2015	2014	Months	Months
Segment net income:
Community banking	$2,854	1,990	8,144	5,489	864	2,655
Wholesale mortgage banking	1,273	575	3,307	1,626	698	1,681
Other	(256)	(166)	(660)	(507)	(90)	(153)
Eliminations	10	2	20	(15)	8	35
Total net income	$3,881	2,401	10,811	6,593	1,480	4,218

	For the Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014 (Note 1)	September 30, 2014
Segment net income:
Community banking	$2,854	2,817	2,473	1,779	1,990
Wholesale mortgage banking	1,273	1,323	711	225	575
Other	(256)	(224)	(180)	(303)	(166)
Eliminations	10	1	9	17	2
Total net income	$3,881	3,917	3,013	1,718	2,401

Note 1 - Included in Community banking are pretax acquisition related expenses of approximately $1.4 million.

	For the Three Months Ended September 30,
	Loan Originations		Mortgage Banking Income		Margin
	2015	2014	2015	2014	2015	2014
Additional segment information:
Community banking	$17,642	7,613	431	204	2.44%	2.68%
Wholesale mortgage banking	261,948	278,695	4,322	3,090	1.65%	1.11%
Total mortgage banking income	$279,590	286,308	4,753	3,294	1.70%	1.15%

	For the Nine Months Ended September 30,
	Loan Originations		Mortgage Banking Income		Margin
	2015	2014	2015	2014	2015	2014
Additional segment information:
Community banking	$50,430	20,558	1,231	483	2.44%	2.35%
Wholesale mortgage banking	769,679	715,508	12,643	8,691	1.64%	1.21%
Total mortgage banking income	$820,109	736,066	13,874	9,174	1.69%	1.25%

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	At September 30,	At December 31,
	2015	2014
Core deposits:
Noninterest-bearing demand accounts	$188,191	142,900
Interest-bearing demand accounts	158,981	183,550
Savings accounts	39,050	36,630
Money market accounts	224,219	246,116
Total core deposits	610,441	609,196

Certificates of deposit:
Less than $250,000	404,802	335,740
$250,000 or more	18,708	19,254
Total certificates of deposit	423,510	354,994
Total deposits	$1,033,951	964,190

	At September 30,	At December 31,
	2015	2014
Tangible book value per share:
Total common equity	$104,240	93,700
Less intangible assets	(3,046)	(3,303)
Tangible common equity	$101,194	90,397

Issued and outstanding shares	9,763,383	9,717,043
Less nonvested restricted stock awards	(299,606)	(365,160)
Period end dilutive shares	9,463,777	9,351,883

Total common equity	$104,240	93,700
Divided by period end dilutive shares	9,463,777	9,351,883
Common book value per share	$11.01	10.02

Tangible common equity	101,194	90,397
Divided by period end dilutive shares	9,463,777	9,351,883
Tangible common book value per share	$10.69	9.67